EXHIBIT 99.1

SOUTHERN MICHIGAN BANCORP, INC.
51 West Pearl Street
Coldwater, Michigan 49036

FOR IMMEDIATE RELEASE
CONTACT:  John H. Castle, CEO
(517) 279-5500

SOUTHERN MICHIGAN BANCORP, INC. ANNOUNCES SECOND QUARTER EARNINGS

Coldwater, Michigan, July 30, 2010: Southern Michigan Bancorp, Inc. (OTCBB: SOMC.OB) announced second quarter net income of $803,000, or $0.35 per diluted share, for the three months ended June 30, 2010. This compares to net income of $751,000, or $0.33 per diluted share, for the three months ended June 30, 2009. Southern's net income for the six months ended June 30, 2010, was $1,505,000, or $0.65 per diluted share, compared to net income of $480,000, or $0.21 per diluted share, for the same six month period a year ago.

Southern provided $150,000 for loan losses during the second quarter of 2010 compared to a $500,000 provision for the second quarter of 2009. The decrease in the provision for loan losses resulted because many of the charged off loans had specific reserves previously assigned and from reduced charge offs. Net charge offs totaled $367,000 during the second quarter of 2010 compared to $766,000 in the second quarter of 2009. For the six month period ended June 30, 2010, net charge offs totaled $699,000 compared to $2,430,000 for the same six month period in 2009.

Southern's allowance for loan losses totaled $5.7 million, or 1.77% of total loans, at June 30, 2010 compared to $6.1 million, or 1.82% of total loans, at December 31, 2009. Non-performing loans totaled $8,379,000, or 2.59% of gross loans, at June 30, 2010 compared to $7,599,000, or 2.28% of gross loans, at December 31, 2009, an increase of $780,000. Measurable progress has been achieved with numerous non-performing loan customers and the increase was primarily due to additional loans that are past due 90 days, but are currently fully secured and in the process of collection.

Southern's net interest margin decreased slightly from 4.11% for the six month period ended June 30, 2009 to 4.02% for the same period of 2010. Reduced net interest income resulted from lower earning asset balances and rates which were partially offset by lower deposit rates.

John Castle, Chairman and CEO, stated, "The Federal Reserve has maintained an extremely low interest rate environment in an attempt to encourage economic activity. However, without employment growth, business conditions will in all likelihood remain subdued and interest rates will remain low well into 2011. Loan demand is weak as businesses are uncertain of the future. In addition, near term pressure on earnings from recent financial reform legislation will challenge the financial industry going forward," Castle continued, "while we have more work to do in order to achieve the level of earnings we have historically delivered, we are pleased with our second quarter results and the progress we are making. A number of cost saving initiatives have been started that, when completed, should result in increased profitability in 2011."

The annualized return on average assets for the six month periods ended June 30, 2010 and 2009 was 0.64% and 0.21%, respectively. The annualized return on average equity was 6.48% for the first six months of 2010 compared to 2.13% for the same period of 2009.

Southern Michigan Bancorp, Inc. is a bank holding company headquartered in Coldwater, Michigan with 18 branches within Branch, Calhoun, Cass, Hillsdale and St. Joseph Counties which provide a broad range of consumer, business and wealth management services throughout the region.

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This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and Southern Michigan Bancorp, Inc. Forward-looking statements are identifiable by words or phrases such as "will", "likelihood", "uncertain", "future", "going forward", "should" and other similar words or expressions. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to future business and economic conditions, the future impact of recently enacted legislation, future profitability levels, and future interest rates. All statements with references to future time periods are forward-looking. Management's determination of the provision and allowance for loan losses, the appropriate carrying value of intangible assets (including goodwill, mortgage servicing rights and deferred tax assets) and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involves judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. Our ability to improve profitability is not entirely within our control and is not assured. The future effect of changes in the financial and credit markets and the national and regional economy on the banking industry, generally, and Southern Michigan Bancorp, Inc., specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Southern Michigan Bancorp, Inc. undertakes no obligation to update, clarify or revise forward-looking statements to reflect developments that occur or information obtained after the date of this report.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2009 and in "Part II, Item 1A - Risk Factors" of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 to be filed with the Securities and Exchange Commission on or before August 16, 2010.

SOUTHERN MICHIGAN BANCORP, INC.
UNAUDITED INTERIM FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$42,423	$24,814
Federal funds sold	1,887	2,540
Securities available for sale	55,071	56,948
Loans held for sale	1,440	605
Loans, net of allowance for loan losses of $5,726 - 2010 ($6,075 - 2009)	318,390	327,004
Premises and equipment, net	12,885	12,914
Accrued interest receivable	1,890	2,054
Net cash surrender value of life insurance	9,766	9,881
Goodwill	13,422	13,422
Other intangible assets, net	2,180	2,355
Other assets	9,402	9,872
TOTAL ASSETS	$468,756	$462,409

LIABILITIES
Deposits :
Non-interest bearing	$57,728	$55,250
Interest bearing	328,008	325,655
Total deposits	385,736	380,905

Securities sold under agreements to repurchase and overnight borrowings	14,899	14,799
Accrued expenses and other liabilities	4,510	4,039
Other borrowings	10,491	10,832
Subordinated debentures	5,155	5,155
Common stock subject to repurchase obligation in Employee
Stock Ownership Plan, shares outstanding - 105,431 in 2010
(101,999 shares in 2009)	1,292	945
Total liabilities	422,083	416,675

SHAREHOLDERS' EQUITY
Preferred stock, 100,000 shares authorized; none issued or outstanding	-	-
Common stock, $2.50 par value:
Authorized - 4,000,000 shares
Issued - 2,340,717 shares in 2010 (2,323,410 shares in 2009)
Outstanding (other than ESOP shares) - 2,235,286 shares in 2010 (2,221,411 shares in 2009)	5,588	5,553
Additional paid-in capital	18,056	18,363
Retained earnings	23,333	22,062
Accumulated other comprehensive income, net	74	193
Unearned Employee Stock Ownership Plan shares	(378)	(437)
Total shareholders' equity	46,673	45,734
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$468,756	$462,409

SOUTHERN MICHIGAN BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Interest income:
Loans, including fees	$4,748	$4,971	$9,549	$9,915
Federal funds sold and balances with banks	34	11	57	20
Securities:
Taxable	142	278	323	667
Tax-exempt	198	223	402	453
Total interest income	5,122	5,483	10,331	11,055

Interest expense:
Deposits	934	1,145	1,935	2,433
Other	175	207	343	402
Total interest expense	1,109	1,352	2,278	2,835
Net interest income	4,013	4,131	8,053	8,220
Provision for loan losses	150	500	350	1,950

Net interest income after provision for loan losses	3,863	3,631	7,703	6,270

Non-interest income:
Service charges on deposit accounts	612	738	1,182	1,305
Trust fees	243	228	496	479
Net gains on security calls and sales	207	407	207	407
Net gains on loan sales	161	236	281	430
Earnings on life insurance assets	76	84	150	168
Gain on life insurance proceeds	-	-	156	-
Income and fees from automated teller machines	218	176	425	333
Other	197	269	441	504
Total non-interest income	1,714	2,138	3,338	3,626

Non-interest expense:
Salaries and employee benefits	2,437	2,432	4,938	4,942
Occupancy, net	363	325	744	722
Equipment	233	231	454	455
Printing, postage and supplies	146	159	291	312
Telecommunication expenses	96	84	174	175
Professional and outside services	232	274	525	660
FDIC assessments	147	407	316	519
Software maintenance	97	143	208	214
Amortization of other intangibles	88	91	175	181
Other	718	728	1,422	1,441
Total non-interest expense	4,557	4,874	9,247	9,621
INCOME BEFORE INCOME TAXES	1,020	895	1,794	275
Federal income tax provision (credit)	217	144	289	(205)
NET INCOME	$803	$751	$1,505	$480

Basic Earnings Per Common Share	$.35	$.33	$.65	$.21
Diluted Earnings Per Common Share	$.35	$.33	$.65	$.21
Dividends Declared Per Common Share	$.05	$.05	$.10	$.10